As filed with the Securities and Exchange Commission on September 28, 2018
Registration No. 333-197767

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
Post-Effective Amendment No. 24
to Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
______________________________________
Black Creek Diversified Property Fund Inc.
(Exact name of registrant as specified in its charter)
_______________________________________
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
(303) 228-2200
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
_______________________________________
Dwight L. Merriman III
Managing Director, Chief Executive Officer
Black Creek Diversified Property Fund Inc.
518 Seventeenth Street, 17th Floor
Denver, Colorado 80202
(303) 228-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________
Copies to:
Robert H. Bergdolt, Esq.
Christopher R. Stambaugh, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
_______________________________________
Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐	Smaller reporting company	☐
Non-accelerated filer	☒	(Do not check if a smaller reporting company)		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
This Post-Effective Amendment No. 24 to the Registration Statement on Form S-11 (Registration No. 333-197767) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES OF COMMON STOCK
In accordance with the undertaking of Black Creek Diversified Property Fund Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-197767) initially declared effective September 16, 2015 (as amended from time to time, the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 24 to the Registration Statement to deregister $13,286,651 of Class T, Class S, Class D and Class I shares of its common stock that remain unsold under the Registration Statement. Pursuant to this Registration Statement, the Company registered up to $1,000,000,000 of shares of common stock (initially registering Class A, Class W and Class I shares of common stock, but later amending the Registration Statement to register Class T, Class S, Class D and Class I shares of common stock), with up to $750,000,000 of shares intended to be sold in its primary offering and up to $250,000,000 of shares intended to be sold under its distribution reinvestment plan, though the Company reserved the right to reallocate shares between the primary offering and the distribution reinvestment plan. The Company ceased offering shares of common stock registered under this Registration Statement on September 5, 2018 and accepted aggregate gross offering proceeds of approximately $242,713,349. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Company carried forward $744,000,000 of shares of common stock unsold under the Registration Statement to a subsequent registration statement on Form S-11 (File No. 333-222630) initially declared effective September 5, 2018.
By filing this Post-Effective Amendment No. 24 to the Registration Statement, the Company hereby terminates the offering of shares on this Registration Statement and deregisters $13,286,651 of shares of its common stock that remain unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 24 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 28, 2018.

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

By:	/s/ DWIGHT L. MERRIMAN III
Dwight L. Merriman III Managing Director, Chief Executive Officer (Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on September 28, 2018.

Signature	Title
*	Chairman of the Board and Director
Richard D. Kincaid
*	Director
Charles B. Duke
*	Director
Daniel J. Sullivan
*	Director
John P. Woodberry
/s/ DWIGHT L. MERRIMAN III	Managing Director, Chief Executive Officer (Principal Executive Officer)
Dwight L. Merriman III
/s/ LAINIE P. MINNICK	Managing Director, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Lainie P. Minnick
*By: /s/ LAINIE P. MINNICK	Attorney-in-Fact
Lainie P. Minnick